Exhibit 5.1

June 27, 2023

Freedom Acquisition I Corp.

14 Wall Street, 20th Floor

New York, NY 10005

Re:	Freedom Acquisition I Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Freedom Acquisition I Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 of the Company (as amended or supplemented through the date hereof, the “Registration Statement”), containing a proxy statement/prospectus relating to, among other things, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), in connection with the Business Combination as defined below. The continuing entity following the Domestication will be renamed “Complete Solaria, Inc.”, as described in the Registration Statement.

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication (the “Certificate of Domestication”) and the New Complete Solaria Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of the shareholders of the Company. In this opinion, we refer to the Company following effectiveness of the Domestication and after giving effect to the consummation of the Business Combination (as defined below) as “New Complete Solaria.”

In connection with the Domestication, (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Company (the “FACT Class A Ordinary Share”), and each issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Company will be converted into one share of common stock, par value $0.0001 per share, of New Complete Solaria (the “New Complete Solaria Common Stock”); (ii) each issued and outstanding whole warrant to purchase one FACT Class A Ordinary Share at an exercise price of $11.50 per share will automatically represent the right to purchase one share of New Complete Solaria Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the warrant agreement, dated February 25, 2021, between the Company and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent (the “Warrant Agreement”); and (iii) the governing documents of the Company will be amended and restated and become the certificate of incorporation and the bylaws of New Complete Solaria, in each case as set forth in the Registration Statement. In connection with clauses (i) and (ii) of this paragraph, each issued and outstanding unit of the Company that has not been previously separated into the underlying FACT Class A Ordinary Shares and the underlying warrants of the Company prior to the Domestication will be canceled and will entitle the holder thereof to one share of New Complete Solaria Common Stock and one-fourth of one warrant representing the right to purchase one share of New Complete Solaria Common Stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement.

Freedom Acquisition I Corp.

June 27, 2023

The Registration Statement relates to the proposed issuance of up to (i) 48,504,732 shares (the “Merger Shares”) of New Complete Solaria Common Stock; (ii) 14,891,667 warrants (the “Warrants”) to purchase shares of New Complete Solaria Common Stock; and (iii) 14,891,667 shares (the “Warrant Shares”) of New Complete Solaria Common Stock issuable upon exercise of Warrants, in connection with the Amended and Restated Business Combination Agreement, dated as of May 26, 2023 (as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Jupiter Merger Sub I Corp., a Delaware corporation and wholly owned subsidiary of the Company, Jupiter Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, Complete Solaria, Inc. (f/k/a Complete Solar Holding Corporation), a Delaware corporation, and The Solaria Corporation, a Delaware corporation and a wholly-owned indirect subsidiary of Complete Solaria. The transactions contemplated by the Business Combination Agreement are collectively referred to as the “Business Combination”.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, resolutions, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation: (i) the Registration Statement; (ii) the Business Combination Agreement; (ii) the Amended and Restated Memorandum and Articles of Association of the Company, as filed with the Commission on February 25, 2021; (iii) the Amendment to the Amended and Restated Memorandum and Articles of Association of the Company, as filed with the Commission on March 1, 2023; (iv) the form of Certificate of Incorporation of New Complete Solaria (the “New Complete Solaria Certificate of Incorporation”); (v) the form of Bylaws of New Complete Solaria ; (vi) the form of Certificate of Domestication; (vii) the Warrant Agreement; and (viii) the resolutions of the board of directors of the Company relating to, among other things, the Domestication, the consummation of the Business Combination and the issuance of the Merger Shares, the Warrants and the Warrant Shares. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) that the Company is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Warrant Agreement and that such execution, delivery and performance does not violate any provision of the Amended and Restated Memorandum and Articles of Association (or equivalent formation document), as amended, of the Company, and that at or prior to the time of delivery of any Warrants, the Board of Directors of the Company shall have duly established the terms of the Warrants and duly authorized the issuance and sale of the Warrants and such authorization shall not have been modified or rescinded; (ii) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (v) the legal capacity, competency and authority of all individuals executing documents submitted to us; (vi) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vii) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true, complete and correct on and as of the date hereof; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xi) the Registration

Freedom Acquisition I Corp.

June 27, 2023

Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (xii) that the Warrants are in the form of specimen warrant certificate set forth in the Warrant Agreement; (xiii) the Warrant Agreement in connection with the Warrants has been duly authorized, executed and delivered by Continental and the Company, and is a valid, binding and enforceable agreement of each party thereto; (xiv) the Warrant Agreement will be governed by the laws of the State of New York; and (xv) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.         When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Certificate of Domestication has been filed with and accepted by the Delaware Secretary of State, (iii) the New Complete Solaria Certificate of Incorporation has been filed with and accepted by the Delaware Secretary of State, and (iv) the Merger Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, the Merger Shares will be validly issued, fully paid and non-assessable.

2.         When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Certificate of Domestication has been filed with and accepted by the Delaware Secretary of State, (iii) the New Complete Solaria Certificate of Incorporation has been filed with and accepted by the Delaware Secretary of State, and (iv) the Warrants have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (x) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (y) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (z) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

3.         When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Certificate of Domestication has been filed with and accepted by the Delaware Secretary of State, (iii) the New Complete Solaria Certificate of Incorporation has been filed with and accepted by the Delaware Secretary of State, (iv) the Warrants have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, and (v) the Warrants are duly exercised in accordance with the terms of the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, assumptions, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the DGCL, as in effect on the date of this opinion letter. We express no opinion to the extent that, future issuances of securities of the Company or New Complete Solaria, including the shares underlying the Warrants and/or anti-dilution adjustments to outstanding securities of the Company or New Complete Solaria, as applicable, may cause the Warrants to be exercisable for more shares than the number that then remain authorized but unissued.

Freedom Acquisition I Corp.

June 27, 2023

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to supplement or revise this opinion letter or to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP